Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Exhibit 10.14

AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT (the “First Amendment”) is effective this 30th day of August, 2021 (the “Amendment Effective Date”) by and between Abraxis Bioscience, LLC, a Delaware limited liability company (“Abraxis”), and AADi Bioscience, Inc., a Delaware corporation (“AADi”).

WHEREAS, the Parties first entered into that certain Amended and Restated License Agreement (the “Restated Agreement”) dated as of November 15, 2019, whereby AADi obtained a license to certain intellectual property rights of Abraxis pertaining to the compound known as ABI-009.

WHEREAS, the Parties now desire to amend the Restated Agreement as set forth below to, among other matters, modify certain payment and royalty obligations of AADi.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Unless otherwise defined in this Second Amendment, initially capitalized terms used herein shall have the meanings given to such terms in the Restated Agreement.

ARTICLE II.

LICENSES AND EXCLUSIVITY

2.1Section 7.2. The following is to be added to the end of Section 7.2 of the Restated Agreement (and immediately prior to Section 7.2.1 of the Restated Agreement):

As of the Amendment Effective Date, AADi has outstanding payment obligations under this Section 7.2 equal to $11,514,473 (the “Payment Obligations”). The Payment Obligations will be due and paid as follows: (i) [***] of the closing of AADi’s $155 million private investment in public equity financing (the “PIPE Closing Date”), $5,757,237 (which represents 50% of the Payment Obligations) will be paid by AADi to Abraxis; and (ii) on the day of the third (3rd) anniversary of the PIPE Closing Date, the remaining

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

amount of the Payment Obligations not paid pursuant to clause (i) plus any accrued and unpaid interest thereon (together, the “Balloon Payment”) will be paid by AADi to Abraxis. All payments by AADi to Abraxis pursuant to this Section 7.2 will be made by electronic fund transfer of immediately available funds to a bank account of Abraxis or one of its Affiliates as designated by Abraxis to AADi. The Balloon Payment shall accrue interest, beginning on the PIPE Closing Date until paid in full, at a rate equal to 4% per annum based on the weighted average amount outstanding during the applicable calendar quarter, and interest shall be payable quarterly in arrears by AADi within 30 days of the end of each calendar quarter. Failure to make such payment shall constitute a material breach and default under the Restated Agreement. Quarterly interest shall be calculated on a 90/360 basis. The Balloon Payment may be prepaid, in whole or in part, at any time, in AADi’s sole discretion. The Parties acknowledge that Abraxis is no longer supplying AADi with Licensed Products pursuant to Section 6.1 of this Agreement and, following payment of the Payment Obligations (and the interest thereon), all outstanding payment obligations of AADi pursuant to this Section 7.2 shall be satisfied.

2.2Section 7.2.1. Section 7.2.1 of the Restated Agreement is hereby amended and restated by deleting the existing Section 7.2.1 in its entirety and replacing it with the following:

7.2.1. Royalties. In consideration of the rights granted to AADi hereunder, AADi shall pay to Abraxis a royalty on Net Sales of Licensed Products in the percentages set forth below, as set forth in this Section during the applicable Royalty Term, in addition to the [***] in accordance with Section 7.5 below. AADi will pay to Abraxis the royalties due hereunder simultaneously with each such report submitted under Section 8.12.2. AADi will pay a royalty of [***] on the portion of Annual Net Sales of [***]. AADi will pay a royalty of [***] on the portion of Annual Net Sales [***]. For such purposes, “Annual Net Sales” means the total Net Sales of Licensed Products in a particular calendar year by AADi, its Affiliates and Sublicenses.

ARTICLE III.

GENERAL

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

3.1No Other Modifications. Except as specifically set forth in this First Amendment, the terms and conditions of the Restated Agreement shall remain in full force and effect. No waiver, alteration or modification of any of the provisions of this First Amendment shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized. The waiver by either Party of a breach or a default of any provision of this First Amendment by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

3.2Effectiveness. This First Amendment shall become effective on the Amendment Effective Date; provided, however, that if the PIPE Closing Date has not occurred on or prior to December 31, 2021, this First Amendment shall terminate and shall be of no force or effect. In such event, the Parties will discuss in good faith the repayment of the Payment Obligations.

3.3Miscellaneous. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This First Amendment once executed by a Party may be delivered via electronic means of transmission and shall have the same force and effect as if it were executed and delivered by the Parties in the presence of one another. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the Amendment Effective Date by their duly authorized representatives.

ABRAXIS BIOSCIENCE, LLC

By: /s/ Daniel O’Connell

Name: Daniel O’Connell

Title: Authorized Signatory

AADI BIOCIENCE, INC.

By: /s/ Neil Desai

Name: Neil Desai

Title: CEO